Exhibit 99.1
SOURAV GHOSH Chief Financial Officer (240) 744-5267	TEJAL ENGMAN Investor Relations (240) 744-5116 ir@hosthotels.com

Host Hotels & Resorts Provides Update on Third Quarter 2020 Business Trends

Company to Participate in the Bank of America Merrill Lynch 2020 Global Real Estate Virtual Conference on Wednesday, September 16, 2020

BETHESDA, Md. – September 15, 2020 – Host Hotels & Resorts, Inc. (NYSE: HST) (the “Company”), the nation’s largest lodging real estate investment trust (“REIT”), today provided an update on its hotel operations, including its preliminary top-line results for July and August 2020.1

Update on Third Quarter 2020 Business Trends

The following presents the monthly hotel operating results for the full portfolio and for the hotels without suspended operations during the periods presented:

	Total Portfolio		Open Hotels[2]
	July	Aug	July	Aug
Number of hotels	80	80	57	66
Number of rooms	46,670	46,674	32,478	38,146

Average Occupancy Percentage	12.9%	18.9%	17.9%	22.0%
Average Room Rate	$177.76	$162.50	$178.56	$163.41
RevPAR	$22.94	$30.67	$32.02	$35.88
RevPAR Year over Year Percent Change	(87.9%)	(82.6%)	(82.5%)	(78.5%)
Total RevPAR	$35.29	$46.81	$48.61	$54.71
Total RevPAR Year over Year Percent Change	(87.5%)	(82.1%)	(82.0%)	(78.0%)
Total Revenue (in millions)	$52	$69

Highlights:

•	Reopened a total of 19 hotels in July and August and is currently operating with 70 of its 80 consolidated hotels open, or 88% of total room count, with no plans to open additional hotels in September
•	Improved RevPAR by 10.4% in July and 33.7% in August, on a month-over-month basis, primarily due to average occupancy gains driven by an increase in leisure demand
•	Improved total portfolio average occupancy by 220 basis points to 12.9% in July and by 600 basis points to 18.9% in August, on a month-over-month basis
•	Expects to incur $60 to $70 million of severance expenses in the second half of the year due to its hotel operators executing permanent property-level staff reductions
•	Expects to accrue approximately $22 to $24 million of fourth quarter furlough related healthcare benefits in the third quarter

[1]	July and August 2020 numbers are preliminary, unaudited and are inherently uncertain and subject to change as the Company completes its financial statements for the quarter.
[2]	Represents the hotels that were accepting reservations during the entirety of the month. Excludes the 23, and 14 hotels with suspended operations in the months of July and August, respectively.

HOST HOTELS & RESORTS, INC. NEWS RELEASE	SEPTEMBER 15, 2020

•

Issued $750 million of 3.5% Senior notes due 2030 and purchased 81% of  $450 million principal amount of 4.750% Series C senior notes due 2023, thereby extending the Company’s weighted average debt maturity, maintaining its weighted average interest rate and further augmenting its cash position by $335 million

•	Expects to end 2020 with approximately $2.2 billion of total available liquidity, assuming a continuation of second quarter operational performance for the second half of the year

James F. Risoleo, President and Chief Executive Officer, said, “We remain focused on using the current environment as an opportunity to redefine our operating model in a way that strengthens our business and positions Host for the long term. We are working with our operators to drive occupancy and increase revenues, reduce costs without impacting the guest experience, and generate higher levels of profitability at lower levels of occupancy. We are confident the steps we are taking will drive value for Host and our stakeholders through the recovery and beyond.”

Bank of America Merrill Lynch 2020 Global Real Estate Virtual Conference

Host will participate at the Bank of America Merrill Lynch Global Real Estate 2020 Virtual Conference on Wednesday, September 16, 2020.

Updated Investor Presentation

For additional information on business performance, including preliminary July and August top-line results, please refer to the September 2020 investor presentation located in the investor section of the Company’s website (www.hosthotels.com).

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the duration and scope of the COVID-19 pandemic and its short and longer-term impact on the demand for travel, transient and group business, and levels of consumer confidence; actions governments, businesses and individuals take in response to the pandemic, including limiting or banning travel; the impact of the pandemic and actions taken in response to the pandemic on global and regional economies, travel, and economic activity, including the duration and magnitude of its impact on unemployment rates, business investment and consumer discretionary spending; the pace of recovery when the COVID-19 pandemic subsides; general economic uncertainty in U.S. markets where we own hotels and a worsening of economic conditions or low levels of economic growth in these markets; the effects of steps we and our hotel managers take to reduce operating costs in response to the COVID-19 pandemic; our ability to close this Offering and apply the proceeds as currently intended; our ability to use or allocate the net proceeds from this Offering to eligible green projects that will satisfy, or continue to satisfy, investor criteria and expectations regarding environmental impact and sustainability performance; other changes (apart from the COVID-19 pandemic) in national and local economic and business conditions and other factors such as natural disasters and weather that will affect occupancy rates at our hotels and the demand for hotel products and services; the impact of geopolitical developments outside the U.S. on lodging demand; volatility in global financial and credit markets; operating risks associated with the hotel business; risks and limitations in our operating flexibility associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; risks associated with our relationships with property managers and joint venture partners; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; the effects of hotel renovations on our hotel

HOST HOTELS & RESORTS, INC. NEWS RELEASE	SEPTEMBER 15, 2020

occupancy and financial results; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; risks associated with our ability to complete acquisitions and dispositions and develop new properties and the risks that acquisitions and new developments may not perform in accordance with our expectations; our ability to continue to satisfy complex rules in order for us to remain a real estate investment trust for federal income tax purposes; risks associated with our ability to effectuate our dividend policy, including factors such as operating results and the economic outlook influencing our board’s decision whether to pay further dividends at levels previously disclosed or to use available cash to make special dividends; and other risks and uncertainties associated with our business described in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.